Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q2 2020 Results

New York, NY – August 3, 2020 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the “Company” or “Silvercrest”) today reported the results of its operations for the quarter ended June 30, 2020.

Business Update

Silvercrest is pleased to report good results for the second quarter of 2020, ending June 30, despite the challenging backdrop of the coronavirus shutdown, due to organic growth in each segment of the business and supportive equity markets. We opened new discretionary accounts of $159 million during the quarter and saw total net organic inflows of $200 million in discretionary assets under management, delivering our best organic growth since the second quarter of 2019. Our discretionary assets under management, which drive top line revenue, grew 16% from the first quarter, and our total assets under management during the quarter increased 16% to $23.8 billion. Importantly, as of June 30, 2020, our assets under management stand at nearly the same level as Q3 2019. Finally, as a result of the recovery and our accretive combination with Cortina in July 2019, our total assets have increased 10% year-over-year.

Accordingly, revenue, adjusted net income1, adjusted EBITDA1, adjusted EBITDA margins1, and adjusted diluted earnings per share1 each show increases or were flat for the quarter and first half versus a year ago.

Silvercrest has maintained a proven ability over time, even during difficult environment and despite industry trends, to continue attracting net positive asset flows from new high net worth families, institutional asset management, and for our Outsourced Chief Investment Officer (OCIO) businesses. Last year, we announced that 2020 and 2021 would prove important for the OCIO business. While the current environment has slowed searches, we reported last quarter that OCIO had contributed half of the firm’s organic growth. That business continues to develop and, with new wins in the second quarter of 2020, the OCIO business now advises on half a billion in assets under management. We are proud of our progress and expect to grow this business into a few billion in assets under management.

Silvercrest’s institutional asset management pipeline also is rebuilding after the initial shock and economic shutdown due to the coronavirus. The new business pipeline is recovering, and we expect the institutional business to improve as society makes further progress toward re-opening.

Regardless of the environment, Silvercrest will continue to opportunistically seek to effectively deploy capital to enhance and complement its organic growth, especially during an uncertain environment that is likely to experience continued market volatility. Silvercrest has successfully made investments to organically grow the business—and will continue to make investments—with its cash flow and reserves. We have hired new high net worth portfolio management professionals in New York and will continue to add new talent, both to maintain a high level of client service and to grow the business.

On July 28, 2020, the Company’s Board of Directors declared a quarterly dividend of $0.16 per share of Class A common stock.  The dividend will be paid on or about September 18, 2020 to shareholders of record as of the close of business on September 11, 2020.

Second Quarter 2020 Highlights

•	Total Assets Under Management (“AUM”) of $23.8 billion, inclusive of discretionary AUM of $17.3 billion and non-discretionary AUM of $6.5 billion at June 30, 2020.
•	Revenue of $24.0 million.
•	U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $0.8 million and $0.5 million, respectively.
•	Basic and diluted net income per share of $0.05.
•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)[1] of $6.7 million.
•	Adjusted net income[1] of $4.0 million.
•	Adjusted basic and diluted earnings per share[1], [2] of $0.28 and $0.27, respectively.

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

The table below presents a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures and AUM.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands except as indicated)	2020	2019	2020	2019
Revenue	$24,021	$23,897	$52,386	$46,469
Income before other income (expense), net	$1,357	$4,430	$13,971	$8,429
Net income	$782	$3,351	$10,472	$6,396
Net income margin	3.3%	14.0%	20.0%	13.8%
Net income attributable to Silvercrest	$490	$1,864	$6,022	$3,573
Net income per basic and diluted share	$0.05	$0.22	$0.64	$0.42
Adjusted EBITDA[1]	$6,654	$6,566	$14,880	$12,319
Adjusted EBITDA margin[1]	27.7%	27.5%	28.4%	26.5%
Adjusted net income[1]	$3,958	$3,719	$9,083	$7,021
Adjusted basic earnings per share[1,2]	$0.28	$0.28	$0.63	$0.52
Adjusted diluted earnings per share[1,2]	$0.27	$0.27	$0.62	$0.51
Assets under management at period end (billions)	$23.8	$21.7	$23.8	$21.7
Average assets under management (billions)[3]	$22.2	$21.3	$24.5	$20.4
Discretionary assets under management (billions)	$17.3	$16.0	$17.3	$16.0

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]

Adjusted basic and diluted earnings per share measures for the three and six months ended June 30, 2020 are based on the number of shares of Class A common stock and Class B common stock outstanding as of June 30, 2020.  Adjusted diluted earnings per share are further based on the addition of unvested restricted stock units, and non-qualified stock options to the extent dilutive at the end of the reporting period.

[3]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.

AUM at $23.8 billion

Silvercrest’s discretionary assets under management increased by $1.3 billion, or 8.1%, to $17.3 billion at June 30, 2020 from $16.0 billion at June 30, 2019.  The increase was attributable to client inflows of $7.9 billion, partially offset by client outflows of $5.9 billion and market depreciation of $0.7 billion.  Silvercrest’s total AUM increased by $2.1 billion, or 9.7%, to $23.8 billion at June 30, 2020 from $21.7 billion at June 30, 2019.  The increase was attributable to client inflows of $8.4 billion and market appreciation of $0.1 billion, partially offset by client outflows of $6.4 billion.

Silvercrest’s discretionary assets under management increased by $2.4 billion, or 16.1%, to $17.3 billion at June 30, 2020 from $14.9 billion at March 31, 2020.  The increase was attributable to client inflows of $0.9 billion and market appreciation of $2.2 billion, partially offset by client outflows of $0.7 billion.  Silvercrest’s total AUM increased by $3.2 billion, or 15.5%, to $23.8 billion at June 30, 2020 from $20.6 billion at March 31, 2020.  The increase was attributable to client inflows of $1.1 billion and market appreciation of $2.9 billion, partially offset by client outflow of $0.8 billion.

Assets under management as of June 30, 2020 as compared to June 30, 2019 and March 31, 2020 were impacted by the effects of COVID-19 on financial markets during the quarter ended March 31, 2020.

Second Quarter 2020 vs. Second Quarter 2019

Revenue increased by $0.1 million, or 0.5%, to $24.0 million for the three months ended June 30, 2020, from $23.9 million for the three months ended June 30, 2019. This increase was driven by net client inflows in discretionary assets under management, including $1.7 billion in assets under management acquired on July 1, 2019 in connection with the acquisition of certain assets of Cortina Asset Management, LLC (“Cortina” and the “Cortina Acquisition”), partially offset by net client outflows and market depreciation during the quarter ended March 31, 2020. Cortina revenue for the three months ended June 30, 2020 was $2.6 million. Revenue for the quarter ended June 30, 2020 is primarily based on market values as of March 31, 2020, and as such was affected by declines in the financial markets caused by COVID-19 during the quarter ended March 31,2020.

Total expenses increased by $3.2 million, or 16.4%, to $22.7 million for the three months ended June 30, 2020 from $19.5 million for the three months ended June 30, 2019. Compensation and benefits expense decreased by $0.6 million, or 4.6%, to $13.4 million for the three months ended June 30, 2020 from $14.0 million for the three months ended June 30, 2019. The decrease was primarily attributable to a decrease in the accrual for bonuses of $0.8 million  and a decrease in equity based compensation expense of $0.7 million due to a decrease in the number of unvested restricted stock units and unvested non-qualified stock options outstanding, partially offset by an increase in salaries and benefits of $0.9 million primarily as a result of merit-based increases and newly hired staff, including the addition of Cortina staff. General and administrative expenses increased by $3.8 million, or 70.6%, to $9.3 million for the three months ended June 30, 2020 from $5.5 million for the three months ended June 30, 2019. This was primarily attributable to an increase in the fair value of contingent consideration related to the Cortina Acquisition of $3.8 million, a decrease in travel and entertainment expenses of $0.3 million and a decrease in storage and moving expenses of $0.2 million, partially offset by an increase in portfolio and systems expenses of $0.2 million and an increase in depreciation and amortization expense of $0.3 million related mainly to the amortization of intangible assets related to the Cortina Acquisition and to the renovation of our office space in New York City.

Consolidated net income was $0.8 million or 3.3% of revenue for the three months ended June 30, 2020 as compared to consolidated net income of $3.4 million or 14.0% of revenue for the same period in the prior year.  Net income attributable to Silvercrest was $0.5 million, or $0.05 per basic and diluted share for the three months ended June 30, 2020.   Our Adjusted Net Income1 was $4.0 million, or $0.28 per adjusted basic share and $0.27 per adjusted diluted share2 for the three months ended June 30, 2020.

Adjusted EBITDA1 was $6.7 million or 27.7% of revenue for the three months ended June 30, 2020 as compared to $6.6 million or 27.5% of revenue for the same period in the prior year.

Six Months Ended June 30, 2020 vs. Six Months Ended June 30, 2019

Revenue increased by $5.9 million, or 12.7%, to $52.4 million for the six months ended June 30, 2020, from $46.5 million for the six months ended June 30, 2019. This increase was driven by net client inflows in discretionary assets under management, including $1.7 billion in assets under management acquired on July 1, 2019 in connection with the Cortina Acquisition, partially offset by net client outflows and market depreciation during the quarter ended March 31, 2020. Cortina revenue for the six months ended June 30, 2020 was $5.4 million. Revenue for the first two quarters of 2020 is primarily based on market values as of the end of the respective prior quarter, and as such was partially affected by declines in the financial markets caused by the coronavirus (COVID-19) pandemic during the quarter ended March 31,2020.

Total expenses increased by $0.4 million, or 1.0%, to $38.4 million for the six months ended June 30, 2020 from $38.0 million for the six months ended June 30, 2019. Compensation and benefits expense increased by $1.7 million, or 6.2%, to $29.1 million for the six months ended June 30, 2020 from $27.4 million for the six months ended June 30, 2019. The increase was primarily attributable to an increase in salaries and benefits expense of $1.8 million primarily as a result of merit-based increases and newly hired staff, including the addition of Cortina staff and an increase in the accrual for bonuses of $1.4 million, partially offset by a decrease in equity based compensation expense of $1.5 million due to a decrease in the number of unvested restricted stock units and unvested non-qualified stock options outstanding. General and administrative expenses decreased by $1.3 million, or 12.4%, to $9.3 million for the six months ended June 30, 2020 from $10.7 million for the six months ended June 30, 2019. The decrease was primarily attributable to a decrease in the fair value of contingent consideration related to the Cortina Acquisition of $2.2 million, a decrease in travel and entertainment expenses of $0.3 million and a decrease in storage and moving expenses of $0.2 million partially offset by an increase in depreciation and amortization expense of $0.8 million related mainly to the amortization of intangible assets related to the Cortina Acquisition and to the renovation of our office space in New York City, an increase in occupancy and related expenses of $0.1 million, an increase in portfolio and systems expenses of $0.3 million, an increase in the fair value of contingent consideration related to the acquisition of certain assets of Jamison, Eaton & Wood, Inc. in June 2015 (“Jamison” and the “Jamison Acquisition”) of $0.1 million and an increase in the fair value of contingent consideration related to the acquisition of certain assets of Cappiccille & Company, LLC in January 2016 (“Cappiccille” and the “Cappiccille Acquisition”) of $0.1 million.

Consolidated net income was $10.5 million or 20.0% of revenue for the six months ended June 30, 2020 as compared to $6.4 million or 13.8% of revenue for the same period in the prior year.  Net income attributable to Silvercrest was $6.0 million, or $0.64 per basic and diluted share for the six months ended June 30, 2020.   Our Adjusted Net Income1 was $9.1 million, or $0.63 per adjusted basic share and $0.62 per adjusted diluted share2 for the six months ended June 30, 2020.

Adjusted EBITDA1 was $14.9 million or 28.4% of revenue for the six months ended June 30, 2020 as compared to $12.3 million or 26.5% of revenue for the same period in the prior year.

Liquidity and Capital Resources

Cash and cash equivalents were $37.7 million at June 30, 2020, compared to $52.8 million at December 31, 2019.  As of June 30, 2020, there was $14.4 million outstanding under our term loan with City National Bank and nothing outstanding on our revolving credit facility with City National Bank.

Total Silvercrest Asset Management Group Inc.’s equity was $68.9 million at June 30, 2020.  We had 9,520,416 shares of Class A common stock outstanding and 4,851,922 shares of Class B common stock outstanding at June 30, 2020.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Earnings Per Share which are non-GAAP financial measures of earnings.  These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•

We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company, taking into account earnings attributable to both Class A and Class B shareholders.

•

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA Margin, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring profitability of the Company, taking into account profitability attributable to both Class A and Class B shareholders.

•

Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our principals, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. Furthermore, Adjusted Net Income includes income tax expense assuming a blended corporate rate of 26%.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Net Income, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring income of the Company, taking into account income attributable to both Class A and Class B shareholders.

•

Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested restricted stock units and non-qualified stock options to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on August 4, 2020, at 8:30 am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-844-836-8743 or for international listeners the call may be accessed by dialing 1-412-317-5723.  An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements and Other Disclosures

This report contains, and from time to time our management may make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue”, the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions, may include projections of our future financial performance, future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in our business or financial results. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include but are not limited to: incurrence of net losses, fluctuations in quarterly and annual results, adverse economic or market conditions, our expectations with respect to future levels of assets under management, inflows and outflows, our ability to retain clients from whom we derive a substantial portion of our assets under management, our ability to maintain our fee structure, our particular choices with regard to investment strategies employed, our ability to hire and retain qualified investment professionals, the cost of complying with current and future regulation coupled with the cost of defending ourselves from related investigations or litigation, failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct, our expected tax rate, and our expectations with respect to deferred tax assets,  adverse economic or market conditions, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Silvercrest brand and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019 which is accessible on the SEC’s website at www.sec.gov.  We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia, New Jersey, California and Wisconsin, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenue
Management and advisory fees	$23,018	$22,879	$50,406	$44,468
Family office services	1,003	1,018	1,980	2,001
Total revenue	24,021	23,897	52,386	46,469
Expenses
Compensation and benefits	13,367	14,018	29,075	27,381
General and administrative	9,297	5,449	9,340	10,659
Total expenses	22,664	19,467	38,415	38,040
Income before other income (expense), net	1,357	4,430	13,971	8,429
Other income (expense), net
Other income, net	8	8	15	15
Interest income	4	79	10	149
Interest expense	(134)	(8)	(325)	(16)
Total other income (expense), net	(122)	79	(300)	148
Income before provision for income taxes	1,235	4,509	13,671	8,577
Provision for income taxes	453	1,158	3,199	2,181
Net income	782	3,351	10,472	6,396
Less: net income attributable to non-controlling interests	(292)	(1,487)	(4,450)	(2,823)
Net income attributable to Silvercrest	$490	$1,864	$6,022	$3,573
Net income per share:
Basic	$0.05	$0.22	$0.64	$0.42
Diluted	$0.05	$0.22	$0.64	$0.42
Weighted average shares outstanding:
Basic	9,511,767	8,584,614	9,451,567	8,552,017
Diluted	9,520,655	8,587,156	9,458,363	8,555,181

Exhibit 2

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of non-GAAP financial measure:
Net income	$782	$3,351	$10,472	$6,396
Provision for income taxes	453	1,158	3,199	2,181
Delaware Franchise Tax	50	50	100	100
Interest expense	134	8	325	16
Interest income	(4)	(79)	(10)	(149)
Depreciation and amortization	1,020	732	2,027	1,243
Equity-based compensation	155	879	263	1,721
Other adjustments (A)	4,064	467	(1,496)	811
Adjusted EBITDA	$6,654	$6,566	$14,880	$12,319
Adjusted EBITDA Margin	27.7%	27.5%	28.4%	26.5%

(A)	Other adjustments consist of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Non-acquisition expansion costs (a)	$—	$—	$—	$97
Acquisition costs (b)	23	232	280	370
Severance	—	—	—	13
Other (c)	4,041	235	(1,776)	331
Total other adjustments	$4,064	$467	$(1,496)	$811
(a)	For the six months ended June 30, 2020 and 2019, represents accrued earnout of $0 and $97, respectively, related to our Richmond, VA office expansion.
(b)

For the three months ended June 30, 2020, represents legal and other professional fees of $12 and insurance costs of $11 related to the Cortina Acquisition.  For the six months ended June 30, 2020, represents legal and other professional fees of $84, insurance costs of $23 related to the Cortina Acquisition, and costs related to the integration of Cortina’s operations of $173.   For the three months ended June 30, 2019, represents legal fees of $38 related to the acquisition of certain assets of Neosho Capital LLC in January 2019 (“Neosho” and the “Neosho Acquisition”) and legal fees of $194 related to the Cortina Acquisition.  For the six months ended June 30, 2019, represents legal fees of $156 related to the Neosho Acquisition and legal fees of $214 related to the Cortina Acquisition.

(c)

For the three months ended June 30, 2020, represents an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives, a fair value adjustment to the Jamison contingent purchase price consideration of $70, a fair value adjustment to the Cortina contingent purchase price consideration of $3,800 and expenses related to the Coronavirus pandemic of $123.  For the six months ended June 30, 2020, represents expenses of $18 related to office renovations, an ASC 842 rent adjustment of $96 related to the amortization of property lease incentives, professional fees related to a new audit requirement of $13, a fair value adjustment to the Cappiccille contingent purchase price consideration of $83, a fair value adjustment to the Cortina contingent purchase price consideration of $(2,200), a fair value adjustment to the Jamison contingent purchase price consideration of $70, and expenses related to the Coronavirus pandemic of $144.  For the three months ended June 30, 2019, represents moving expenses of $187 related to office relocations and an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives.  For the six months ended June 30, 2019, represents moving expenses of $235 related to office relocations and an ASC 842 rent adjustment of $96 related to the amortization of property lease incentives.

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Reconciliation of non-GAAP financial measure:
Consolidated net income	$782	$3,351	$10,472	$6,396
GAAP Provision for income taxes	453	1,158	3,199	2,181
Delaware Franchise Tax	50	50	100	100
Other adjustments (A)	4,064	467	(1,496)	811
Adjusted earnings before provision for income taxes	5,349	5,026	12,275	9,488
Adjusted provision for income taxes:
Adjusted provision for income taxes (26% assumed tax rate)	(1,391)	(1,307)	(3,192)	(2,467)

Adjusted net income	$3,958	$3,719	$9,083	$7,021

GAAP net income per share (B):
Basic and diluted	$0.05	$0.22	$0.64	$0.42

Adjusted earnings per share/unit (B):
Basic	$0.28	$0.28	$0.63	$0.52
Diluted	$0.27	$0.27	$0.62	$0.51
Shares/units outstanding:
Basic Class A shares outstanding	9,520	8,624	9,520	8,624
Basic Class B shares/units outstanding	4,852	4,833	4,852	4,833
Total basic shares/units outstanding	14,372	13,457	14,372	13,457

Diluted Class A shares outstanding (C)	9,528	8,626	9,528	8,626
Diluted Class B shares/units outstanding (D)	5,014	5,215	5,014	5,215
Total diluted shares/units outstanding	14,542	13,841	14,542	13,841
(A)	See A in Exhibit 2.
(B)	GAAP earnings per share is strictly attributable to Class A shareholders. Adjusted earnings per share takes into account earnings attributable to both Class A and Class B shareholders.
(C)	Includes 8,242 and 1,897 unvested restricted stock units at June 30, 2020 and 2019, respectively.
(D)	Includes 74,906 and 276,963 unvested restricted stock units and 86,764 and 0 non-qualified stock options at June 30, 2020 and 2019, respectively.

Exhibit 4

Silvercrest Asset Management Group Inc.

Consolidated Statements of

Financial Condition
(in thousands)

	June 30, 2020	December 31, 2019
	(Unaudited)
Assets
Cash and cash equivalents	$37,679	$52,832
Investments	777	1,781
Receivables, net	8,751	8,958
Due from Silvercrest Funds	1,098	1,697
Furniture, equipment and leasehold improvements, net	5,816	6,015
Goodwill	63,675	63,675
Operating lease assets	32,138	33,485
Finance lease assets	232	198
Intangible assets, net	27,880	29,286
Deferred tax asset – tax receivable agreement	11,694	13,190
Prepaid expenses and other assets	3,771	3,132
Total assets	$193,511	$214,249
Liabilities and Equity
Accounts payable and accrued expenses	$15,096	$18,527
Accrued compensation	14,717	32,252
Borrowings under credit facility	14,400	16,200
Operating lease liabilities	38,369	39,848
Finance lease liabilities	233	196
Deferred tax and other liabilities	10,278	9,419
Total liabilities	93,093	116,442
Commitments and Contingencies
Equity
Preferred Stock, par value $0.01,
10,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, par value $0.01,
50,000,000 shares authorized; 9,520,416 and 9,329,879 issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	95	93
Class B Common Stock, par value $0.01,
25,000,000 shares authorized; 4,851,922 and 5,031,017 issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	47	49
Additional Paid-In Capital	50,146	49,246
Retained earnings	18,627	15,648
Total Silvercrest Asset Management Group Inc.’s equity	68,915	65,036
Non-controlling interests	31,503	32,771
Total equity	100,418	97,807
Total liabilities and equity	$193,511	$214,249

Exhibit 5

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended June 30,		% Change From June 30,
	2020	2019	2019
Beginning assets under management	$20.6	$20.8	(1.0)%
Gross client inflows	1.1	2.2	(50.0)%
Gross client outflows	(0.8)	(2.1)	(61.9)%
Market appreciation	2.9	0.8	262.5%
Ending assets under management	$23.8	$21.7	9.7%

	Six Months Ended June 30,		% Change From June 30,
	2020	2019	2019
Beginning assets under management	$25.1	$19.0	32.1%
Gross client inflows	2.0	4.4	(54.5)%
Gross client outflows	(1.6)	(4.3)	(62.8)%
Market (depreciation)/appreciation	(1.7)	2.6	(165.4)%
Ending assets under management	$23.8	$21.7	9.7%

Exhibit 6

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended June 30,		% Change From June 30,
	2020	2019	2019
Beginning assets under management	$14.9	$15.3	(2.6)%
Gross client inflows	0.9	2.2	(59.1)%
Gross client outflows	(0.7)	(2.0)	(65.0)%
Market appreciation	2.2	0.5	340.0%
Ending assets under management	$17.3	$16.0	8.1%

	Six Months Ended June 30,		% Change From June 30,
	2020	2019	2019
Beginning assets under management	$18.8	$14.2	32.4%
Gross client inflows	1.8	4.2	(57.1)%
Gross client outflows	(1.5)	(4.2)	(64.3)%
Market (depreciation)/appreciation	(1.8)	1.8	(200.0)%
Ending assets under management	$17.3	$16.0	8.1%

Exhibit 7

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended June 30,		% Change From June 30,
	2020	2019	2019
Beginning assets under management	$5.7	$5.5	3.6%
Gross client inflows	0.2	—	100.0%
Gross client outflows	(0.1)	(0.1)	0.0%
Market appreciation	0.7	0.3	133.3%
Ending assets under management	$6.5	$5.7	14.0%

	Six Months Ended June 30,		% Change From June 30,
	2020	2019	2019
Beginning assets under management	$6.3	$4.8	31.3%
Gross client inflows	0.2	0.2	0.0%
Gross client outflows	(0.1)	(0.1)	0.0%
Market appreciation	0.1	0.8	(87.5)%
Ending assets under management	$6.5	$5.7	14.0%

Exhibit 8

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended June 30,
	2020	2019
Total AUM as of March 31,	$20.563	$20.767
Discretionary AUM:
Total Discretionary AUM as of March 31,	14.853	15.342
New client accounts/assets	0.159	0.259	(1)
Closed accounts	(0.070)	(0.022)	(2)
Net cash inflow/(outflow)	0.119	(0.009)	(3)
Non-discretionary to discretionary AUM	(0.008)	(0.002)	(4)
Market appreciation	2.229	0.473
Change to Discretionary AUM	2.429	0.699
Total Discretionary AUM as of June 30,	17.282	16.041
Change to Non-Discretionary AUM	0.806	0.253	(5)
Total AUM as of June 30,	$23.798	$21.719

	Six Months Ended June 30,
	2020	2019
Total AUM as of January 1,	$25.070	$19.032
Discretionary AUM:
Total Discretionary AUM as of January 1,	18.754	14.244
New client accounts/assets	0.321	0.455	(1)
Closed accounts	(0.089)	(0.375)	(2)
Net cash inflow/(outflow)	0.127	(0.016)	(3)
Non-discretionary to discretionary AUM	(0.008)	(0.011)	(4)
Market (depreciation)/appreciation	(1.823)	1.744
Change to Discretionary AUM	(1.472)	1.797
Total Discretionary AUM as of June 30,	17.282	16.042
Change to Non-Discretionary AUM	0.200	0.890	(5)
Total AUM as of June 30,	$23.798	$21.719
(1)	Represents new account flows from both new and existing client relationships
(2)	Represents closed accounts of existing client relationships and those that terminated
(3)	Represents periodic cash flows related to existing accounts
(4)	Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM
(5)	Represents the net change to Non-Discretionary AUM

Exhibit 9

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of June 30, 2020

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE [1,2]	ANNUALIZED PERFORMANCE
AS OF 6/30/2020	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	- 1.8	8.3	9.6	10.8	8.5
Russell 1000 Value Index		- 8.8	1.8	4.6	7.1	6.4

Small Cap Value Composite	4/1/02	-12.2	- 1.9	3.4	6.6	9.2
Russell 2000 Value Index		-17.5	- 4.4	1.3	4.0	6.2

Smid Cap Value Composite	10/1/05	-11.6	0.5	5.7	7.9	8.3
Russell 2500 Value Index		-15.5	- 2.6	1.9	4.7	5.6

Multi Cap Value Composite	7/1/02	- 3.0	5.4	7.7	9.8	8.9
Russell 3000 Value Index		- 9.4	1.4	4.4	6.9	7.0

Equity Income Composite	12/1/03	- 9.9	4.4	8.1	9.7	10.5
Russell 3000 Value Index		- 9.4	1.4	4.4	6.9	7.0

Focused Value Composite	9/1/04	- 8.5	3.2	7.2	9.4	9.6
Russell 3000 Value Index		- 9.4	1.4	4.4	6.9	6.7

Small Cap Opportunity Composite	7/1/04	- 3.2	5.6	7.8	9.5	10.2
Russell 2000 Index		- 6.6	2.0	4.3	7.2	7.2

Small Cap Growth Composite	7/1/04	10.7	12.1	11.9	10.8	10.4
Russell 2000 Growth Index		3.5	7.9	6.9	10.0	8.6

Smid Cap Growth Composite	1/1/06	27.9	19.7	14.5	13.3	11.4
Russell 2500 Growth Index		9.2	12.1	9.6	12.1	9.8

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”), a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 largest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.